Exhibit 99.1

Greenidge Generation Announces Selected Preliminary Operating Results for Fourth Quarter and Full Year 2021

Fourth Quarter Highlights:

•	Expects Fourth Quarter Revenue of approximately $44 million

•	Expects GAAP Net Loss of $(51) to $(41) million, including a noncash goodwill impairment charge related to the Support.com business of $42 to $47 million

•	Expects Adjusted EBITDA[1] of $18 to $20 million

•	Mined 609 bitcoin

•	Mining capacity of approximately 1.4 EH/s from 17,300 miners as of December 31, 2021

•	$85 million of cash, short-term investments and fair market value of cryptocurrency holdings at year end

Full Year Highlights:

•	Expects Full Year Revenue of approximately $107 million

•	Expects GAAP Net Loss of $(54) to $(44) million, including the $42 to $47 million noncash goodwill impairment charge

•	Expects Adjusted EBITDA[1] of $51 to $54 million

•	Mined 1,866 bitcoin

FAIRFIELD, Conn. – February 2, 2022 – Greenidge Generation Holdings Inc. (NASDAQ: GREE) (“Greenidge”) today announced selected preliminary financial and operating results for the three months and year ended December 31, 2021.

For the three months ended December 31, 2021, Greenidge expects to report revenues of approximately $44 million, net loss in a range of $(51) million to $(41) million, and Adjusted EBITDA in a range of $18 million to $20 million. The net loss includes an estimated noncash impairment of goodwill associated with the Support.com business of $42 to $47 million. Cryptocurrency mining revenue is expected to be approximately $34 million, Power and capacity revenue is expected to be approximately $2 million, and Services and other revenue is expected to be approximately $8 million for the fourth quarter of 2021.

For the year ended December 31, 2021, Greenidge expects to report revenues of approximately $107 million, net loss in a range of $(54) million to $(44) million, including the previously mentioned estimated $42 to $47 million noncash impairment of goodwill, and Adjusted EBITDA in a range of $51 million to $54 million. Cryptocurrency mining revenue is expected to be approximately $88 million, Power and capacity revenue is expected to be approximately $9 million, and Services and other revenue is expected to be approximately $10 million for the full year 2021.

Footnote:

1. Adjusted EBITDA is a non-GAAP measure. See reconciliation of GAAP Net Loss to Adjusted EBITDA below.

Greenidge produced 609 and 1,866 bitcoin during the fourth quarter and full year 2021, respectively. As of December 31, 2021, Greenidge had approximately 17,300 miners with approximately 1.4 EH/s of combined capacity. Greenidge ended the year with $85 million of cash, short-term investments and fair market value of cryptocurrency holdings, of which, less than $2 million was cryptocurrency holdings.

Preliminary Financial and Operating Results

The preliminary financial and operating results set forth above for the three months and year ended December 31, 2021 reflect preliminary estimates with respect to such results based solely on currently available information, which is subject to change. Readers are cautioned not to place undue reliance on such preliminary results which are unaudited and constitute forward-looking statements. Greenidge has not completed its standard closing process, including the completion of all of its controls procedures, which could identify adjustments causing the actual results to be different from the expectations presented in this release. Additionally, Greenidge has not completed its impairment analysis associated with the acquisition of Support.com, including the finalization of the valuation of the associated assets and liabilities of Support.com and has not completed its review of the tax implications of the merger and related costs. Additionally, Greenidge has not completed its analyses of estimated projections associated with its environmental liabilities and asset retirement obligations, which may result in additional adjustments to Greenidge’s results. These estimates should not be viewed as a substitute for Greenidge’s full quarterly financial statements for the three months ended December 31, 2021 and its audited financial statements for the year ended December 31, 2021 which will be prepared in accordance with U.S. GAAP. The financial results for the year ended December 31, 2021 are also subject to the completion of the audit of Greenidge’s annual financial statements.

About Greenidge Generation Holdings Inc.

Greenidge Generation Holdings Inc. (NASDAQ: GREE) is a vertically integrated cryptocurrency datacenter and power generation company. Greenidge is committed to 100% carbon-neutral datacenter operations at all of its locations by utilizing low-carbon sources of energy and offsetting its carbon footprint. Greenidge currently operates a vertically integrated facility in upstate New York and a facility in South Carolina, which sources the majority of its electricity from zero-carbon sources.

Forward-Looking Statements

This press release includes certain statements that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements for purposes of federal and state securities laws. These forward-looking statements involve uncertainties that could significantly affect Greenidge’s financial or operating results. These forward-looking statements may be identified by terms such as “anticipate,” “believe,” “continue,” “foresee,” “expect,” “intend,” “plan,” “may,” “will,” “would,” “could,” and “should,” and the negative of these terms or other similar expressions. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Forward-looking statements in this press release include, among other things, statements regarding the business plan, business strategy and operations of Greenidge in the future. In addition, all statements that address operating performance and future performance, events or developments that are expected or anticipated to occur in the future, such as statements concerning the preliminary financial and operating results for the three months and year ended December 31, 2021, including the preliminary estimates of Greenidge’s fourth quarter and full year 2021 revenue and ranges of net loss and Adjusted EBITDA, are forward-looking statements. Forward-looking statements are subject to a number of risks, uncertainties and assumptions. Matters and factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include but are not limited to the matters and factors described in Part II, Item 1A. “Risk Factors” of Greenidge’s Quarterly Reports on Form 10-Q, and its other filings with the Securities and Exchange Commission, as well as statements about or relating to or otherwise affected by: (i) the completion of management’s final review of the financial results and Greenidge’s other closing procedures; (ii) the completion of the audit of Greenidge’s annual financial statements; (iii) the ability to recognize the anticipated objectives and any benefits, including the anticipated tax treatment, of the acquisition of Support.com; (iv) changes in applicable laws, regulations or permits affecting Greenidge’s operations or the industries in which it operates, including regulation regarding power generation, cryptocurrency usage and/or cryptocurrency mining; and (v) the potential of cryptocurrency market manipulation. Consequently, all of the forward-looking statements made in this press release are qualified by the information contained under this caption. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements in this press release. You should not put undue reliance on forward-looking statements. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do occur, the actual results, performance, or achievements of Greenidge could differ materially from the results expressed in, or implied by, any forward-looking statements. All forward-looking statements speak only as of the date of this press release and Greenidge does not assume any duty to update or revise any forward-looking statements included in this press release, whether as a result of new information, the occurrence of future events, uncertainties or otherwise, after the date of this press release.

For further information, please contact:

Investor Relations

investorrelations@greenidge.com

Media Inquiries

media@greenidge.com

Non-GAAP Financial Measures

From time to time Greenidge utilizes certain financial measures that are not prepared or calculated in accordance with GAAP to assess financial performance and profitability.

“EBITDA” is defined as earnings before interest, taxes, and depreciation and amortization. “Adjusted EBITDA” is defined as EBITDA adjusted for stock-based compensation and other special items determined by management, including, but not limited to, acquisition related expenses, business development, fair value adjustments for certain financial liabilities (including asset retirement obligations), costs associated with debt and equity transactions, and impairment charges as they are not indicative of business operations. Adjusted EBITDA is intended as a supplemental measure of Greenidge’s performance that is not presented in accordance with GAAP. Greenidge believes that the use of EBITDA and Adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, you should be aware that when evaluating EBITDA and Adjusted EBITDA, Greenidge may incur future expenses similar to those excluded when calculating these measures. In addition, Greenidge’s presentation of these measures should not be construed as an inference that its future results will be unaffected by unusual or non-recurring items. Greenidge’s computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate Adjusted EBITDA in the same fashion.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. Greenidge compensates for these limitations by relying primarily on its GAAP results and using EBITDA and Adjusted EBITDA on a supplemental basis. You should review the reconciliation of net loss to EBITDA and Adjusted EBITDA below and not rely on any single financial measure to evaluate Greenidge’s business.

The following table reconciles the expected ranges of net loss to the expected ranges of EBITDA and Adjusted EBITDA for the three months and year ended December 31, 2021 (in millions, unaudited):

	Three Months Ended December 31, 2021		Year Ended December 31, 2021
	Low	High	Low	High
Net loss	$(51)	$(41)	$(54)	$(44)
Provision for income taxes	8	7	4	3
Interest expense, net	2	2	4	4
Depreciation and amortization	3	3	9	9

EBITDA	$(38)	$(29)	$(37)	$(28)
Stock-based compensation	2	2	4	4
Impairment of goodwill (1)	47	42	47	42
Merger and other costs (2)	1	1	32	32
Expansion costs (3)	2	2	2	2
ARO, environmental and other (4)	4	2	3	2

Adjusted EBITDA	$18	$20	$51	$54

(1)

Greenidge has not yet completed its impairment analysis associated with the acquisition of Support.com but has included a range of estimates based on initial analyses. The final impairment amount may vary based on a number of factors including the finalization of the valuation of the associated assets and liabilities of Support.com.

(2)

Merger and other costs are associated with the merger with Support.com and non-recurring charges associated with the issuance of equity instruments that were contingent upon closure of the merger, as well as legal and other professional fees associated with the merger and becoming a public company.

(3)	Expansion costs are costs associated with Greenidge’s expansion into its property in South Carolina and studies associated with potential expansion opportunities in Texas.
(4)	ARO & environmental adjustments are associated with the remeasurement of asset retirement obligations and environmental liabilities associated with updated projections of costs.